Exhibit 23.3 (Consent of Salberg & Company, P.A., Independent Registered Public Accounting Firm for incorporation by reference of their report into Form S-8 filed herewith)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Waytronx Inc. (fka Onscreen Technologies Inc.) of our report dated March 23, 2007 on the financial statements of Onscreen Technologies Inc. (nka Waytronx Inc.) for the years ended December 31, 2006 and 2005.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
March 7, 2008